CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-293915 on Form S-6 of our report dated April 29, 2026, relating to the financial statement of FT 12901, comprising Municipal Income Opportunities Closed-End Portfolio, Series 120, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 29, 2026